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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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                                                              Incorporation
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American National Bank and Trust Company of Muncie            United States

Peoples Loan & Trust Bank                                    State of Indiana

American National Trust and Investment Management
    Company                                                   United States

ANB Financial Planning Services (indirect subsidiary)        State of Indiana